EXHIBIT 99.1

Jewett-Cameron Expands Operational Efficiency Efforts

North Plains, Oregon, April 23, 2025 – Jewett-Cameron Trading Company Ltd. (Nasdaq: JCTC), a company committed to innovative products that enrich outdoor spaces, today announced continued progress in its operational efficiency efforts through a combination of organizational changes, process improvement initiatives, and global sourcing expansion. Management has acted decisively to reduce its staffing, integrate automation tools where possible, and further advance its multi-sourcing strategy to reduce costs and adapt to the uncertainty surrounding global tariffs.

The personnel changes implemented in the third fiscal quarter of 2025 reduced staffing by approximately 20%.

Jewett-Cameron is also implementing upgraded technology in its warehouse operations to expedite receiving, cycle counting and shipping activities as well as use of scanners and QR codes to improve accuracy across the entire supplier to customer value chain. Additionally, the use of Artificial Intelligence (AI) will add increased sophistication to forecasting, demand planning, and stocking strategy processes that will drive improved cash flow and customer satisfaction. These initiatives will ensure that Jewett-Cameron continues to meet the changing needs of customers accurately and efficiently.

“Our team has been proactive in identifying and executing meaningful changes that will increase productivity and reduce structural costs without compromising quality or service,” commented Chad Summers, CEO of Jewett-Cameron.

Further, as part of the Company’s ongoing sourcing expansion strategy to mitigate tariffs and improve scalability, the Company has successfully added Indonesia to its growing network of international manufacturing source countries. This latest addition marks a further step in Jewett-Cameron’s multi-sourcing strategy, which was first launched in 2023 and now spans suppliers in Vietnam, Malaysia, Bangladesh, Taiwan, and Indonesia, further strengthening supply chain flexibility and resilience.

“We’re committed to building a resilient, cost-effective supply chain that allows us to navigate evolving tariff environments while continuing to serve our customers with high-quality, competitively priced products,” Summers added. “Adding Indonesia to our sourcing network expands our flexibility and puts us in an even stronger position to strengthen competitiveness amid the uncertainty of tariff impacts.”

These initiatives reflect the Company’s broader efforts to enhance shareholder value through disciplined execution, focused resource allocation, and a leaner, more agile operating model.

“These steps, combined with our continued investment in innovation and channel expansion, lay a stronger foundation for profitable growth over the long term,” Summers concluded.

About Jewett-Cameron Trading Company Ltd. (JCTC)

Jewett-Cameron Trading Company Ltd. is a trusted provider of innovative, high-quality products that enrich outdoor spaces. Jewett-Cameron Company's business consists of the manufacturing and distribution of patented and patent-pending specialty metal and sustainable bag products and the wholesale distribution of wood products. The Company's brands include Lucky Dog® for pet products; Jewett Cameron Fence for brands such as Adjust-A-Gate®, Fit-Right®, Perimeter Patrol®, Euro Fence, Lifetime Steel Post®, and Jewett Cameron Lumber for gates and fencing; MyEcoWorld® for sustainable bag products; and Early Start, Spring Gardner, Greenline®, and Weatherguard for greenhouses. Additional information about the Company and its products can be found on the Company's website at www.jewettcameron.com.

Forward-looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words like “plans”, “expects”, “aims”, “believes”, “projects”, “anticipates”, “intends”, “estimates”, “will”, “should”, “could” and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends.  Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including but not limited to, the fact that our business is highly competitive, we are continually seeking ways to expand our business, we may seek additional financing or other ways to expand operations and improve margins, the uncertainties of the Company's new product introductions, the risks of increased competition and technological change, customer concentration risk, supply chain delays, governmental and regulatory risks, uncertain tariff and transport rates, as well as the other risk factors that are set forth in more detail in our Annual Report on Form 10-K and other documents filed with the SEC. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors.  We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Any forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:

Robert Blum

Lytham Partners

Phone: (602) 889-9700

JCTC@lythampartners.com